UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2007

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the reorganization of the marine operations of Brunswick Corporation (“Brunswick”) described below in Item 8.01, Peter B. Hamilton will retire as Vice Chairman of the Board of Directors and President - Brunswick Boat Group effective January 31, 2007.

Item 8.01 Other Events.

On January 18, 2007, Brunswick announced a new organizational structure to advance the integration of its marine operations. Under the new structure, the heads of Brunswick’s boat divisions will report to Dustan E. McCoy - Chairman and Chief Executive Officer. In addition, Patrick C. Mackey has been named Executive Vice President of Brunswick and Chief Operating Officer - Marine. Mr. Mackey will continue to serve as President - Mercury Marine Group. In his new role, Mr. Mackey will assume functional responsibility for a range of activities across Brunswick’s marine operations.

A news release announcing the new organizational structure for Brunswick’s marine operations and the retirement of Mr. Hamilton is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	News Release of Brunswick Corporation dated January 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: January 19, 2007	By:	/s/ MARSCHALL I. SMITH
Name: Marschall I. Smith
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit
99.1	News Release of Brunswick Corporation dated January 18, 2007.